Maybank

Malayan Banking Berhad
(Incorporated in Malaysia) UEN: S60FC1376L
2 Battery Road, Maybank Tower
Singapore 049907
www.maybank2u.com.sg

BANK'S COPY

PRIVATE AND CONFIDENTIAL
Ref: CDU/LSF/C1ENVSOL

29 March 2023

Environmental Solutions (Asia) Pte Ltd
101 Tuas South
Avenue 2
Singapore 637226

Dear Sirs

Banking Facilities

We are pleased to offer to you the following facilities ("Facilities") on the terms and conditions stated in this Letter of Offer.

1. Facilities

1.1	Facility Type	Amount	Interest Rate/Commission
(a)	Term Loan ("TL") - 3 years	S$3,000,000	2% p.a. above our Cost of Funds for interest period of 1 month
(b)	Revolving Credit Facility ("RCF")	S$3,000,000	2% p.a. above our Cost of Funds for interest period of 1 month
	Total	S$6,000,000	

2. Interest Rate

Our SGD Prime Rate is currently 5.25% per annum.

Any Interest Rate(s) stated in this Letter of Offer (including any applicable margin, spread, commission, bank and other charges and costs) (**"Applicable Rate"**) may, at our absolute discretion from time to time and at any time, be varied, increased, adjusted, substituted or replaced (including a substitution or replacement of the Applicable Rate with such other rate as we may, at our absolute discretion, determine) and we will notify you of the effective date of the revision.

Without prejudice to the generality of the foregoing, if we determine that any Applicable Rate (including where any available tenor thereof is no longer representative) has or may cease to be published or provided or is or may be unavailable (temporarily, indefinitely or permanently), not appropriate or discontinued at any time, for any reason whatsoever, for the purpose of calculating the interest for any Facility, or the calculation methodology for the Applicable Rate has changed, we may, at our absolute discretion at any time, vary, substitute or replace (including varying, substituting or replacing the applicable rate, margin, calculation methodology or implementing any technical, administrative or operational changes relating thereto) such Applicable Rate (the **"Revised Rate"**) after giving due consideration to: (i) any designation, nomination or recommendation by a relevant nominating body; and (ii) generally accepted market practice (or, if we decide that adoption of any portion of such market practice is not administratively feasible or if we determine that no market practice for the administration of such Revised Rate exists, in such other

manner of administration as we decide is reasonably necessary in connection with the administration of this Letter of Offer and all other documents applicable to the Facilities).

Following the determination of such Revised Rate(s), we will notify you of the effective date of application of such Revised Rate(s) together with such applicable margin, spread, commission, bank and other charges and costs applicable and, where appropriate, such other information (including details of any consequential modification, variation or amendment to this Letter of Offer) as we, in our absolute discretion, deem appropriate.

Without prejudice to the generality of this clause, if a Market Disruption Event occurs, we shall be entitled to review and certify a substitute Interest Rate which shall take effect from the date of certification and for so long as such event or circumstances continue to subsist.

Any determination, decision or election that may be made by us pursuant to this clause, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding in the absence of manifest error and may be made in our sole discretion and without consent from you, except, in each case, as expressly required pursuant to this clause.

Interest will be computed on a 360, 365 or 366-day basis as we may determine at our discretion.

If any day on which a rate of interest for a Facility is required to be determined is not a business day, the rate of interest on that Facility for that day will be the rate applicable to the immediately preceding business day.

Where a Facility is priced at an interbank rate, if that rate is less than zero, then that interbank rate shall be deemed to be zero.

3. **Default Interest**

Default interest (subject to a minimum of S$20 or its equivalent, rounded up to the nearest whole currency denomination) shall be payable at the rates stated below, or at such other rate as the Bank may from time to time determine, on such amounts payable and not paid when due or upon demand until the date of actual payment ("**Unpaid Sum**"), as the case may be, and on any utilisation in excess of the approved limit for the following Facilities:

(i) in respect of any Singapore Dollar denominated Facilities on term basis - at the rate of 3% per annum above the rate charged for such Facilities of such duration as we may determine,

(ii) in respect of TR Facilities - at such rate(s) per annum as may be stipulated in any of the Bank's form, agreement or the Bank's terms and conditions for TR Facilities,

(iii) in respect of all other Facilities (not referred to in sub-clauses (i) and (ii)) granted in Singapore Dollars - at the rate of 5% per annum above our SGD Prime Rate or 3% per annum above the rate charged for such Facilities, whichever is the greater,

(iv) in respect of any foreign currency denominated facility - at the rate of 2% per annum above the rate charged for such Facilities of such duration as we may determine unless expressly provided otherwise in any of the Bank's form, agreement or the Bank's terms and conditions for such Facilities.

Default interest, compounded on such basis as may be determined by us, is subject to our review and may be amended from time to time.

4. **Facility Fee**

A non-refundable facility fee of S$50,000 is payable upon acceptance of this Letter of Offer.

5. **Use of Facilities**

All Facilities granted in Singapore Dollars shall, unless otherwise agreed to by us, be utilised only in Singapore.

6. **Term Loan ("TL")**

6.1 **Purpose**

TL is granted to refinance your existing loan with DBS Bank Limited and the remaining amount is to be utilised for capital investment and general corporate purposes.

6.2 **Term**

TL is for 3 years from the first drawdown (hereinafter defined as "Final Maturity Date").

6.3 **Drawdown**

TL shall be drawndown in two (2) tranches during the availability period.

TL tranche 1 for the purpose of refinancing your existing loan with DBS Bank Limited shall be available for drawdown subject to the following:

(i) duly acceptance of this Letter of Offer;
(ii) duly execution of the mortgage in escrow over the Property;
(iii) duly execution of the personal guarantee of Mr Quek Leng Chuang;
(iv) submission of loan statement from DBS Bank Limited stating the amount due on maturity.

TL tranche 2 shall be available for drawdown upon completion of documentation and fulfilment of conditions precedent.

Five (5) business days' prior written notice must be given to us for drawdown.

Any amount undrawn at the end of the availability period shall deem to be cancelled.

6.4 **Interest Period**

Each interest period for each drawdown of the TL will be one (1) month or any other period agreed to by us. The first interest period of each drawdown will commence on its disbursement date and each subsequent interest period will commence on the expiry of its preceding interest period.

Notwithstanding the above, the first interest period for each drawdown shall end on the same day as the current interest period for any other drawdown. On the last day of those interest periods, those drawdowns shall be consolidated and treated as one (1) drawdown.

Any interest period which extends beyond the Final Maturity Date shall end on the Final Maturity Date.

6.5 Repayment

TL principal is repayable by 35 monthly instalments of S$43,000 each and a final instalment of the balance amount outstanding, together with interest thereon, or such other amounts of instalment and interest as we may notify you from time to time. The first instalment of principal together with interest thereon shall be repaid one (1) month after the disbursement date and each subsequent repayment of principal together with interest thereon shall be repaid at monthly intervals from that date.

TL shall be fully repaid and cancelled on the Final Maturity Date.

6.6 Prepayment

Prepayment is allowed in multiples of S$100,000, upon giving us not less than fourteen (14) business days' prior written notice or payment of interest in lieu of thereof.

A prepayment fee of 2% flat on the amount prepaid will be charged.

Amounts prepaid will be applied towards reduction of the principal amount outstanding in the inverse order of maturity and may not thereafter be redrawn or re-borrowed.

6.7 Cancellation Fee

A cancellation fee of 2% flat on the cancelled or undrawn portion of the TL on the expiry of the availability period will be charged.

6.8 Redemption

Redemption in full is allowed upon giving us not less than two (2) months' prior written notice or payment of interest in lieu thereof. If such redemption is made within two years from the first disbursement of the TL, a redemption fee of 2% of the amount outstanding and any undrawn portion of the TL will be charged.

Any redemption under this Letter of Offer shall be made together with all accrued interest outstanding and any applicable break costs and other costs and charges applicable thereto.

6.9 Break-funding cost

A break-funding cost on the amount prepaid, repaid and/or redeemed will be charged for prepayments/repayments/redemption made other than at the end of an interest period.

7. <u>Revolving Credit Facility ("RCF")</u>

7.1 Purpose

RCF is for the financing of your capital investment and general corporate purpose requirements.

7.2 Drawdown

RCF availability will be subject to successful IPO listing with net funds raised of at least US$8,500,000. Satisfactory evidence of proceeds raised shall be presented prior to the first utilisation.

Each drawdown may be made by your submission to us of a notice of drawdown in writing five (5) business days prior to the proposed drawdown date.

Maybank CORPORATE BANKING SINGAPORE

Each drawdown must be in a minimum amount of S$500,000 or in multiples of S$100,000.

7.3 Interest Period

Each advance will be for a period of one (1) month at your option. In the absence of instructions from you, we may at our discretion extend the repayment date of any advance for a period of the same tenor.

7.4 Interest Payment

Interest accrues daily and is payable in arrears on monthly basis.

7.5 Repayment

The RCF is repayable on demand.

7.6 Prepayment

Prepayment is allowed in full or in multiples of S$100,000, upon giving us not less than fourteen (14) business days' prior written notice.

A break-funding cost on the amount prepaid will be charged for prepayments made other than at the end of an interest period.

8. TL and RCF

8.1 Mandatory Prepayment

TL and RCF shall be fully repaid and cancelled upon the occurrence of any of the following events:-

(i) Illegality
(ii) Unlawfulness/regulatory change
(iii) Sale/disposal of the Property
(iv) Change in beneficial owners

9. Security

The Facilities and all monies owing shall be secured by:

(a) Fresh first legal mortgage of 101 Tuas South Avenue 2, Singapore ("the Property") for all monies which may be owing by you to us from time to time.

(b) Fresh assignment of all rights, interests and benefits arising under the lease, rental, license, tenancy agreements (future and existing) and cashflow (future and existing) relating to the Property. Notice of Assignment must be given by you upon occurrence of event of default.

(c) Fresh assignment of all rights, interests and benefits arising under the insurance policies taken in relation to the Property, with us named as mortgagee/loss payee. Notice of Assignment must be given by you upon execution of the aforementioned documents.

(d) Fresh Deed of Subordination of all the present and future shareholders' loans and advances extended to you.

(e) Fresh continuing personal guarantee for all monies by Quek Leng Chuang.

Maybank CORPORATE BANKING SINGAPORE

10. **Availability**

The first drawdown of the Facilities shall be made (i) within three (3) months from the date of this Letter of Offer or (ii) where any part of the Facilities is to be secured by a Property where separate title has been issued, within four (4) months from the date of this Letter of Offer, or (iii) such later date as we may agree at our absolute discretion, subject to completion of all legal documentation.

11. **Valuation**

This offer of Facilities is subject to us receiving an up to date formal valuation of the Property (dated not earlier than two (2) months prior to the proposed date of disbursement of the Facilities) addressed to us by a valuer on our approved panel, specifying the current market value of the Property to be not less than S$16,000,000.

12. **Legal Searches**

The Facilities are granted subject to us being satisfied with the results of our winding-up, bankruptcy, causebook, title, property searches and all other searches as we deem necessary. In the event that any of these searches are unsatisfactory, we shall be entitled to cancel, recall or review the Facilities.

13. **Changes in Constitution**

The mortgage of the Property and/or any security mortgaged, charged or pledged to us or over which we have a lien or right of set-off or otherwise howsoever taken from time to time by us as security ("the securities") shall continue to be binding and enforceable notwithstanding any change in your constitution (if a firm or a limited liability partnership) whether by death, insanity, retirement, expulsion, admission or any change in your partners or otherwise and notwithstanding that the firm or limited liability partnership no longer carries on business or that the owner of the securities or any of the partners named in the securities ceases to be a partner of the firm or limited liability partnership or by any change howsoever in its constitution.

14. **Review**

We may at our absolute discretion from time to time review and without prior notice vary, decrease, restructure, withdraw, cancel and/or recall the Facilities or any part thereof and/or require all or part of the monies outstanding under the Facilities to be repaid.

15. **Expenses**

All costs and expenses whatsoever including valuation fees, abortive costs, audit confirmation costs and legal costs and disbursements of whatsoever nature incurred by us shall be borne by you irrespective of whether the Facilities herein or the Security is proceeded with or aborted for whatever reason. All costs and expenses including legal costs and expenses incurred by us in enforcing the payment of monies owing in respect of the Facilities and/or the Security shall be payable by you on a full indemnity basis.

Maybank CORPORATE BANKING SINGAPORE

16. **Taxes**

Any goods and services tax or other levies now or hereafter imposed by law or required to be paid in respect of any monies payable to or to be received by us or any expenses to be incurred by us shall (except to the extent prohibited by law) be borne by you.

17. **Opportunity to Bid and Right to Match**

In the event that you or any of your subsidiaries plan for listing or require any other investment banking services, we shall be informed of such requirements and we or our affiliate shall be given the opportunity to provide a bid, and to match the best offer, for the provision of advice on the listing or the investment banking services required.

The above right to bid and right to match shall be subject to the existing right of first refusal which you have granted to [EF Hutton] until the earlier of:
(a) [12 months] from the date of this Letter of Offer; and
(b) the lapse of such existing right of first refusal granted to [EF Hutton]

18. **General Conditions**

(a) The Terms and Conditions for Banking Facilities annexed hereto (Form No. MBS-113-1022) and any other standard terms and conditions relating to any of the Facilities shall apply. Words and expressions used in this Letter of Offer shall, unless otherwise defined herein, have the same meaning ascribed to them in the Terms and Conditions for Banking Facilities and/or any other standard terms and conditions relating to any of the Facilities. In the event of any inconsistency between the terms in this Letter of Offer and that set out in the Terms and Conditions for Banking Facilities, and/or any other standard terms and conditions relating to any of the Facilities, the terms in this Letter of Offer shall apply.

(b) You shall open and maintain a Maybank SGD current account (the "Account") with us for the purposes of your banking transactions for so long as any sum remains owing or unpaid under the Facilities. You will:

(a) utilise the services provided by us in connection with the Account and conduct your banking transactions through us using the Account; and

(b) channel a proportionate amount of your cash management activities and banking transactions (such as transactions pursuant to treasury requirements, payments and collections, trade collections and export letters of credit), and the cash balances that come with it, to us.

The volume of your banking transactions and cash management activities shall commensurate with the amount of Facilities granted.

(c) The availability of the Facilities is conditional upon the preparation, execution and delivery of legal documentation in form and substance satisfactory to us and to our solicitors.

(d) The Facilities are granted and may be availed to you subject to the availability of funds.

(e) You are required to insure the Property/assets to be charged to us with Etiqa Insurance Pte Ltd or an insurance company approved by us to the extent of its full insurable value against fire and such other risks as we may from time to time require naming us as loss payee/mortgagee. By signing this Letter of Offer, you hereby authorise the Bank at its discretion to deal directly with the insurer of the charged property/asset as the Bank deems necessary. For the avoidance of doubt, such authorisation in no way diminishes or alters any

MAYBANK CORPORATE BANKING SINGAPORE

of your obligations as the insured party in respect of the insurance and the Bank is not obliged in any way to deal directly with the insurer in the event of your non-compliance with these provisions.

(f) An administrative fee of S$500 (prevailing GST will be levied) per annum is payable to us for every title deed that the Bank is safe-keeping for fully repaid facilities. The administrative fee will be deducted from your bank account(s) on an annual basis and/or payable by you upon collection of the title deed(s) from the Bank for discharging of the charge.

(g) Without prejudice to any other rights that we and/or any of our related corporations may have, we and/or any of our related corporations shall have the right (without any obligation) at any time, without prior notice, to debit your account and/or to debit the balance of the Facilities with all annual fees, late fees, minimum payment due, accrued interest, unpaid principal and interest, insurance premiums, overdue payments subject to trust receipts, term bills, outstandings in respect of performance guarantees, indemnities, bonds, fees, commissions, charges, the costs and expenses stated in this Letter of Offer and all other moneys due on the Facilities or on any facilities granted by us or any of our related corporations to you or any of your related corporations, provided no such debiting shall be deemed to be a payment of the amount due (except to the extent of any amount in credit in your account) or a waiver of any event of default under this Letter of Offer, any security documents or any other agreement relating to the Facilities. If such debiting causes your account to be overdrawn, interest shall be payable accordingly.

(h) You are required to submit to us the following prior to the first utilisation of the Facilities:

(i) a copy of your Constitution certified as a true copy by your director/company secretary.

(ii) a copy of your Certificate of Incorporation certified as a true copy by your director/ company secretary.

(iii) an extract of the Board of Directors' Resolutions/an extract of Minutes of meeting of the Directors of your company certified as true extract EITHER:-

(a) by your director <u>and</u> another director/your company secretary
OR
(b) by your company secretary

duly authorising:

(X) the acceptance of the Facilities upon the terms stated herein;

(Y) the appointment of an authorised signatory(ies) to execute on behalf of your company all legal documents, notices and any other documents connected with the Facilities; and

(Z) that in the event that any legal document, notice or other document connected with the Facilities is to be executed by your company as a deed, any director and the company secretary of your company or any one or more directors of your company be authorised to execute such legal document, notice or other document as a deed on behalf of your company in accordance with the Companies Act 1967, Singapore and/or that the Common Seal of your company be affixed to such legal document, notice or other document in accordance with your company's Constitution.

(iv) the Guarantee duly executed by the Guarantor.

(v) where a Guarantor is an individual, a copy of the NRIC of the Guarantor.

Maybank CORPORATE BANKING SINGAPORE

(vi) all insurance policies and assignments required by us and evidence of payment of all premiums.

(vii) any other documents which we may reasonably require in connection with the Facilities.

Provided that we shall have the right to waive the requirement of any document or any condition and grant and advance any amount under the Facilities at any time.

19. Special Conditions

(a) You shall maintain a minimum adjusted tangible net worth of US$6,000,000 throughout the currency of the Facilities.

Adjusted tangible net worth means Total assets – intangible assets - total liabilities + subordinated shareholder's loan/advances if any.

(b) You shall maintain an Interest Service Coverage Ratio ("ISCR") of at least 1.5 times during the currency of the Facilities.

ISCR means EBITA on 12 month basis/interest serviced over the last 12 months.

(c) You shall not, without our prior written consent, grant any leases or management or licenses in respect of the Property or any part thereof, save on arm's length and commercial basis at prevailing rates.

(d) You shall not make any declaration/ payment of dividends and/or advances to shareholders/ related companies and directors without our prior written consent.

(e) You shall not create any charge, mortgage, pledge or lien over any of your current and future properties/assets or factor any of your receivables without our prior written consent except for existing encumbrances (if any) and machinery/equipment under hire purchase or leasing agreements). If collateral or support is extended, we shall be placed on a pari passu basis.

(f) You shall open and maintain an Account with us. All proceeds arising from any tenancy, rental, lease, license agreements, insurance/takaful proceeds (if any) etc in respect of the Property shall be deposited into the Account.

(g) The total Facilities limit and/or outstanding shall not exceed 50% of the Estimated Market Value ("EMV") of the Property at all times (herein defined as "Security Margin"). In the event of a breach in the Security Margin, you shall undertake to reduce the said outstanding debt and/or limit and/or provide additional collateral acceptable to us within fourteen (14) days from the breach, so as to ensure that the total outstanding debt and/or limit secured against the Property shall at all times be less than 50% of the aggregate of (i) the EMV of the Property and (ii) the current market value of any additional acceptable collateral provided.

For the purposes of testing the Security Margin, you shall provide an annual desktop valuation of the Property on a completed basis to us. The valuation report addressed to us shall be prepared by an independent professional valuer acceptable to us.

A person who is not a party to this Letter of Offer may not enforce its terms pursuant to the Contracts (Rights of Third Parties) Act 2001, Singapore.

We trust that the above arrangement is satisfactory to you.

MALAYAN BANKING BERHAD
Ref: CDU/LSF/C1ENVSOL

Environmental Solutions (Asia) Pte Ltd

Please confirm your acceptance of the above arrangement by signing and returning to us the duplicate copy of this Letter of Offer within 14 days from the date hereof, together with a certified true copy of your resolution, in the form attached, after which date, this offer shall lapse unless an extension has been requested for and agreed to by us.

Yours faithfully
for Malayan Banking Berhad
Global Banking Singapore
Corporate Banking 2

Goh Xing Keng
Team Head, Mid Cap 2
Corporate Banking 2

Kay Tong
Head, Corporate Banking 2

MALAYAN BANKING BERHAD

Environmental Solutions (Asia) Pte Ltd

Ref: CDU/LSF/C1ENVSOL

ACCEPTANCE

To: Malayan Banking Berhad

We refer to your Letter of Offer dated 29 March 2023

We hereby:

(1) Accept your offer of banking facilities on the terms and conditions above stated;

(2) Authorise you to debit our account with your Branch below stated for all annual fees, late fees, minimum payment due, accrued interest, unpaid principal and interest, insurance premiums, overdue payments subject to trust receipts, term bills, outstandings in respect of performance guarantees, indemnities, bonds, fees, commissions, charges, the costs and expenses stated in this Letter of Offer and all other moneys due on the Facilities or on any facilities granted by you or any of your related corporations to *me/us or any of our related corporations.

Our Account No : ______________________

Branch : ______________________

Our solicitors are : ______________________

Address : ______________________

Telephone : ______________________

Facsimile : ______________________

Attention : ______________________

Signed by ______________________

for and on behalf of Environmental Solutions (Asia) Pte Ltd

Date: 30/3/2023

Environmental Solutions (Asia) Pte Ltd

____

Company's Rubber Stamp